EXHIBIT 99.1

NEWS RELEASE

Media Contact:	Debra Charlesworth Caroline Pecquet	(650) 225-2742 (650) 467-7078

Investor Contact:	Kathee Littrell Sue Morris	(650) 225-1034 (650) 225-6523

http://www.gene.com

GENENTECH ANNOUNCES FIRST QUARTER 2006 RESULTS

-- Company Exceeds $1.5 Billion in Quarterly U.S. Product Sales --

SOUTH SAN FRANCISCO, Calif. - April 11, 2006 - Genentech, Inc. (NYSE: DNA) today announced financial results for the first quarter of 2006. Revenue results for the first quarter of 2006 include:
•	Total product sales of $1,644 million, a 39 percent increase over product sales of $1,186 million in the first quarter of 2005.
•	Operating revenues of $1,986 million, a 36 percent increase over operating revenues of $1,462 million in the first quarter of 2005.

With the adoption of Statement of Financial Accounting Standards No.123R as of January 1, 2006, Genentech is reporting employee stock-based compensation expense in its GAAP results for the first time. GAAP results for the first quarter of 2006 are detailed in the accompanying tables. Key operating results for the first quarter of 2006 include:
•
Non-GAAP net income increase of 57 percent to $491 million from $312 million in the first quarter of 2005; GAAP net income increase of 48 percent to $421 million, including employee stock-based compensation expense, from $284 million reported for the first quarter of 2005.

•	Non-GAAP earnings per share increase of 59 percent to $0.46 per share from $0.29 per share in the first quarter of 2005; GAAP earnings per share increase of 44 percent to $0.39 per share, including employee stock-based compensation expense, from $0.27 per share reported for the first quarter of 2005.[1]

A reconciliation2  between non-GAAP and GAAP earnings per share for the first quarters of 2006 and 2005 is provided in the following table:
	Non-GAAP Diluted EPS	Employee Stock Compensation Expense	Roche Redemption and Special Items	Reported GAAP Diluted EPS
Q1 2006	$0.46	($0.04)	($0.02)	$0.39
Q1 2005	$0.29	--- [1]	($0.03)	$0.27 [1]
Note: Amounts may not sum due to rounding.

The company announced it expects approximately 45 to 55 percent growth in non-GAAP earnings per share for the full year 2006.2 The increase relative to previously communicated 2006 expectations is due primarily to revised internal forecasts for product sales and royalty revenue.

1 The company adopted SFAS No. 123R on a modified prospective basis beginning January 1, 2006, and, therefore, no employee stock-based compensation expense has been recognized in GAAP-reported amounts in any prior period. Based on the pro forma application of SFAS No. 123 for the calculation of employee stock-based compensation expense prior to January 1, 2006 (as previously disclosed in Genentech’s financial statement footnotes), pro forma employee stock-based compensation expense in the first quarter of 2005 was $40 million, net of tax, (or $0.05 per diluted share), and the resulting pro forma GAAP diluted earnings per share was $0.22.
2 Genentech’s non-GAAP net income and non-GAAP earnings per share exclude the after-tax impacts of recurring charges related to the 1999 redemption of Genentech’s stock by Roche Holdings, Inc., litigation-related special items, and employee stock-based compensation expense associated with Genentech’s adoption of SFAS No. 123R on January 1, 2006. The differences in non-GAAP and GAAP numbers are reconciled in the accompanying tables and on www.gene.com.

“For the first quarter of 2006, we recorded operating revenues of nearly $2 billion, roughly equivalent to our annual revenues for 2001,” said Arthur D. Levinson, Ph.D., Genentech’s chairman and chief executive officer. “We continue our focus on developing novel, breakthrough therapies that will make an important difference to patients. We submitted yesterday an sBLA for Avastin in combination with platinum-based chemotherapy to treat patients with first-line non-squamous non-small cell lung cancer, and we are hopeful that this potential therapy will provide a new option to patients who suffer from this difficult-to-treat type of lung cancer.”

Product Sales
For the three months ended March 31, 2006:
•	U.S. product sales increased 44 percent to $1,569 million from $1,087 million in the first quarter of 2005.
•	U.S. sales of Rituxan® (Rituximab) increased 8 percent to $477 million, from $440 million in the first quarter of 2005.
•
U.S. sales of Avastin® (bevacizumab) increased 96 percent to $398 million, from $203 million in the first quarter of 2005. Sequential quarter-over-quarter Avastin sales increased 11 percent from fourth quarter 2005 U.S. sales of $359 million.

•
U.S. sales of Herceptin® (Trastuzumab) increased 123 percent to $290 million, from $130 million in the first quarter of 2005. Sequential quarter-over-quarter Herceptin sales increased 16 percent from fourth quarter 2005 sales of $250 million.

•
U.S. sales of Tarceva® (erlotinib) increased 94 percent to $93 million, from $48 million in the first quarter of 2005, its first full quarter of sales. Sequential quarter-over-quarter Tarceva sales increased 11 percent from fourth quarter 2005 sales of $84 million.

•	U.S. sales of Xolair® (Omalizumab) increased 46 percent to $95 million, from $65 million in the first quarter of 2005.
•	U.S. sales of RAPTIVA® (efalizumab) increased 24 percent to $21 million, from $17 million in the first quarter of 2005.
•
U.S. sales of legacy products, including growth hormone, cardiovascular products and Pulmozyme® (dornase alfa, recombinant) Inhalation Solution, increased 6 percent to $195 million, from $184 million in the first quarter of 2005.

•	Product sales to collaborators decreased 24 percent to $75 million, from $99 million in the first quarter of 2005.

Royalties and Contract Revenues
•	Royalties increased 23 percent to $286 million, from $232 million in the first quarter of 2005.
•	Contract revenues increased 27 percent to $56 million, from $44 million in the first quarter of 2005.

Total Costs and Expenses
•
Cost of sales as a percentage of product sales was 16 percent, compared to 22 percent in the first quarter of 2005. Cost of sales increased to $262 million from $256 million in the first quarter of 2005.

•
Research and development (R&D) expenses, on a non-GAAP basis, increased 40 percent to $341 million from $243 million in the first quarter of 2005.   Non-GAAP R&D expenses as a percentage of operating revenues were 17 percent, comparable to the first quarter of 2005. On a GAAP basis, R&D expenses increased 54 percent to $374 million, including employee stock-based compensation expense of $33 million, from $243 million in the first quarter of 2005. GAAP R&D expenses for the first quarter of 2006 were 19 percent of operating revenues, compared to 17 percent in the first quarter of 2005.

•
Marketing, general and administrative (MG&A) expenses, on a non-GAAP basis, increased 29 percent to $400 million from $310 million in the first quarter of 2005.  Non-GAAP MG&A expenses as a percentage of operating revenues were 20 percent, compared to 21 percent in the first quarter of 2005. On a GAAP basis, MG&A expenses increased 42 percent to $441 million, including employee stock-based compensation expense of $41 million, from $310 million in the first quarter of 2005. GAAP MG&A expenses for the first quarter of 2006 were 22 percent of operating revenues, compared to 21 percent in the first quarter of 2005.

•	Collaboration profit-sharing expenses in the first quarter of 2006 increased 28 percent to $226 million from $176 million in the first quarter of 2005.
•
Genentech's income tax rate for the first quarter of 2006 increased to 38 percent from 37 percent in the first quarter of the prior year primarily due to the expiration of the federal R&D tax credit on December 31, 2005.

Genentech’s unrestricted cash and investments portfolio totaled approximately $4 billion as of March 31, 2006.

Clinical Development
The company announced that in the first quarter of 2006 it began enrollment in a Phase III study of Avastin in second-line metastatic breast cancer in combination with several chemotherapy regimens; a Phase II study of Avastin in patients with non-squamous non-small cell lung cancer who have previously treated brain metastases; a Phase III study of Rituxan in class III/IV lupus nephritis; a Phase III radiographic study of Rituxan in methotrexate-naïve rheumatoid arthritis patients; and a Phase III controlled retreatment study of Rituxan in rheumatoid arthritis patients who have had an inadequate response to one or more tumor necrosis factor antagonist therapies.

Webcast:
Genentech will be offering a live webcast of a discussion by Genentech management of the earnings and other business results on Tuesday, April 11, 2006, at 2:15 p.m. Pacific Time (PT). The live webcast may be accessed on Genentech's website at http://www.gene.com. This webcast will be available via the website until 5:00 p.m. PT on April 25, 2006. A telephonic audio replay of the webcast will be available beginning at 5:15 p.m. PT on April 11, 2006 through 5:15 p.m. PT on April 18, 2006. Access numbers for this replay are: 1-800-642-1687 (U.S./Canada) and 1-706-645-9291 (international); conference ID number is 6677663.

About Genentech:
Founded 30 years ago, Genentech is a leading biotechnology company that discovers, develops, manufactures and commercializes biotherapeutics for significant unmet medical needs. A considerable number of the currently approved biotechnology products originated from or are based on Genentech science. Genentech manufactures and commercializes multiple biotechnology products and licenses several additional products to other companies. The company has headquarters in South San Francisco, California and is listed on the New York Stock Exchange under the symbol DNA. For additional information about the company, please visit http://www.gene.com.

For information on Genentech’s latest business and product development events please refer to http://www.gene.com/gene/news/press-releases/index.jsp.

This press release contains forward-looking statements regarding Avastin as a potential therapy and Genentech’s growth in non-GAAP earnings per share (EPS) in 2006. Such statements are predictions and involve risks and uncertainties such that actual results may differ materially. Among other things, Avastin’s potential as a therapy could be affected by unexpected safety, efficacy or manufacturing issues, FDA actions or delays, failure to obtain FDA approval, competition, pricing, reimbursement, the ability to supply product, product withdrawals; and growth in non-GAAP EPS could be affected by all of the foregoing and by a number of other factors, including new product approvals and launches, achieving sales revenue consistent with internal forecasts, costs of sales, employee stock-based compensation expenses, unanticipated expenses such as litigation or legal settlement expenses or equity securities writedowns, R&D expenses, fluctuations in contract revenues and royalties, and fluctuations in tax and interest rates. Please also refer to Genentech’s periodic reports filed with the Securities and Exchange Commission. Genentech disclaims, and does not undertake, any obligation to update or revise any forward-looking statement in this press release.

# # #

GENENTECH, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2006	2005
Revenues:
Product sales	$1,644	$1,186
Royalties	286	232
Contract revenue and other	56	44
Total operating revenues	1,986	1,462

Costs and expenses:
Cost of sales	262	256
Research and development (includes employee stock-based compensation expense under FAS 123R: 2006-$33; 2005-$0)	374	243
Marketing, general and administrative (includes employee stock-based compensation expense under FAS 123R: 2006-$41; 2005-$0)	441	310
Collaboration profit sharing	226	176
Recurring charges related to redemption	26	35
Special items: litigation-related	13	11
Total costs and expenses	1,342	1,031

Operating income	644	431

Other income (expense):
Interest and other income, net(1)	53	18
Interest expense	(19)	(3)
Total other income, net	34	15

Income before taxes	678	446
Income tax provision	257	162
Net income	$421	$284

Earnings per share:
Basic	$0.40	$0.27
Diluted	$0.39	$0.27

Weighted average shares used to compute earnings per share:
Basic	1,054	1,047
Diluted	1,075	1,067

(1)
“Interest and other income, net” includes interest income, net realized gains from the sale of certain biotechnology equity securities and write-downs for other-than-temporary impairments in the fair value of certain biotechnology debt and equity securities. For further detail, refer to our web site at www.gene.com.

Net income in the first quarter of 2006 includes employee stock-based compensation expense of $47 million, net of tax, due to our adoption of Statement of Financial Accounting Standards No. 123(R) (or “FAS 123R”) on a modified prospective basis on January 1, 2006. No employee stock-based compensation expense was recognized in GAAP-reported amounts in any prior period. Based on the pro forma application of FAS 123 for the calculation of employee stock-based compensation prior to January 1, 2006 (as previously disclosed in our financial statement footnotes of our Form 10-Q for the quarter ended March 31, 2005), pro forma employee stock-based compensation expense in the first quarter of 2005 was $40 million, net of tax, (or $0.05 per diluted share), and the resulting pro forma GAAP diluted earnings per share was $0.22.

GENENTECH, INC.
RECONCILIATION OF GAAP to NON-GAAP NET INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2006	2005
GAAP net income	$421	$284
Employee stock-based compensation expense under FAS 123R(1) included in the following operating expenses:
Research and development	33	-
Marketing, general and administrative	41	-
Recurring charges related to redemption(2)	26	35
Special items: litigation-related(3)	13	11
Income tax effect(4)	(43)	(18)
Non-GAAP net income	$491	$312

Non-GAAP earnings per share:
Diluted	$0.46	$0.29

Non-GAAP weighted average shares used to compute earnings per share(5):
Diluted	1,076	1,067

(1)
Represents employee stock-based compensation expense associated with Genentech's adoption of FAS 123R on January 1, 2006. In the first quarter of 2006, the employee stock-based compensation expense was allocated to the research and development and marketing, general and administrative expense lines in the income statement.

(2)	Represents the amortization of other intangible assets related to the 1999 redemption of Genentech's Special Common Stock.
(3)
Includes accrued interest and bond costs related to the City of Hope trial judgment in the first quarters of 2006 and 2005, net of amounts received in the first quarter of 2005 on a separate litigation matter.

(4)	Reflects the income tax benefit on employee stock-based compensation expense under FAS 123R, recurring charges related to redemption, and litigation-related special items.
(5)	Weighted average shares used to compute non-GAAP diluted earnings per share were computed exclusive of the methodology used to determine dilutive securities under FAS 123R.

2006 Reconciliation of GAAP and Non-GAAP EPS
Our 2006 non-GAAP EPS estimate does not include: (i) recurring amortization charges related to the 1999 redemption of our stock by Roche, which are estimated to be approximately $105 million on a pretax basis in 2006, (ii) litigation-related special items for accrued interest and associated bond costs on the City of Hope judgment and net amounts paid on other litigation settlements, which are currently estimated to be approximately $54 million on a pretax basis in 2006, and (iii) employee stock-based compensation expense associated with our adoption of FAS 123R on January 1, 2006, which we expect the net of tax diluted EPS impact to be in the range of $0.15 to $0.17 per share for 2006. Our 2006 GAAP EPS would include the items listed above as well as any other potential special charges related to existing or future litigation or its resolution, or changes in accounting principles, all of which may be significant. The statements regarding the amounts relating to the 1999 Roche redemption of our stock, litigation-related special items and employee stock-based compensation expense are forward-looking and such statements are predictions and involve risks and uncertainties such that actual results may differ materially. The amounts identified above could be affected by a number of factors, including a re-valuation of certain intangible assets, greater than expected litigation-related costs, the number of options granted to employees, our stock price and certain valuation assumptions concerning our stock. We disclaim, and do not undertake, any obligation to update or revise any of these forward-looking statements.

GENENTECH, INC.
CONSOLIDATED BALANCE SHEETS DATA
(In millions)
(Unaudited)

	March 31, 2006	December 31, 2005
Selected financial data:
Cash, cash equivalents and short-term investments	$2,284	$2,365
Accounts receivable - product sales, net	615	554
Accounts receivable - royalties, net	332	297
Accounts receivable - other, net(1)	187	199
Inventories	804	703
Long-term marketable debt and equity securities	1,658	1,449
Property, plant and equipment, net	3,565	3,349
Goodwill	1,315	1,315
Other intangible assets	548	574
Other long-term assets(1)	1,093	1,074
Total assets	12,712	12,147
Total current liabilities	1,750	1,660
Long-term debt(2)	2,103	2,083
Total liabilities	4,818	4,677
Total stockholders’ equity	7,894	7,470

Year-to-date:
Capital expenditures(2)	$253	$1,400

Total GAAP(3) depreciation and amortization expense	96	370
Less: redemption related amortization expense(4)	(26)	(123)
Non-GAAP(5) depreciation and amortization expense	$70	$247

(1)	Certain reclassifications have been made at December 31, 2005 to conform to the presentation at March 31, 2006.
(2)
Capital expenditures exclude approximately $27 million at March 31, 2006 and $94 million at December 31, 2005 in capitalized costs related to our accounting for a construction project of which we are considered to be the owner during the construction period. We have recognized related amounts as a construction financing obligation in long-term debt.

(3)	Reflects operating results in accordance with U.S. generally accepted accounting principles (or "GAAP").
(4)	Represents the amortization of other intangible assets related to the 1999 redemption of Genentech's Special Common Stock.
(5)	Non-GAAP amounts exclude amortization of other intangible assets related to the 1999 redemption of Genentech's Special Common Stock.

GENENTECH, INC.
NET PRODUCT SALES DETAIL
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2006	2005
Net U.S. Product Sales
Rituxan	$477	$440
Avastin	398	203
Herceptin	290	130
Tarceva	93	48
Nutropin products	87	90
Xolair	95	65
Thrombolytics	59	50
Pulmozyme	49	44
Raptiva	21	17
Total U.S. product sales	$1,569	$1,087

Net product sales to collaborators	75	99
Total Product Sales	$1,644	$1,186